UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 18, 2005
VNUS Medical Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50988	94-3216535

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2200 Zanker Road, Suite F
San Jose, California 95131
(Address of Principal Executive Offices) (Zip Code)
(408) 473-1100
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
SIGNATURES

Item 1.01 Entry Into a Material Definitive Agreement.
     On November 15, 2005, we entered into a lease agreement with Legacy Partners I SJ Fontanoso, LLC, a Delaware limited liability company, for a facility located in San Jose, California. We plan to move our company headquarters and manufacturing operations to this facility, which consists of 93,650 square feet. The term of the lease is March 1, 2006 through February 28, 2014. The lease is a triple net lease, in which we are responsible for all expenses of operating the facility, including maintenance and property taxes for the facility. The base rent expense will average approximately $76,000 per month over the term of the lease. We believe that this new facility will be sufficient to meet our needs for the foreseeable future.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VNUS MEDICAL TECHNOLOGIES, INC.
Date: November 18, 2005	By:	/s/ Timothy A. Marcotte
Timothy A. Marcotte
Chief Financial Officer and Vice President, Finance and Administration